UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 6, 2013

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2013, The St. Joe Company, a Florida corporation (the “Company”) and AgReserves Inc., a Utah corporation (the “Purchaser”) entered into a purchase and sale agreement (the “Sale Agreement”). Upon the terms and subject to the conditions set forth in the Sale Agreement, the Company has agreed to sell (the “Transaction”) approximately 382,834 acres of land located in Northwest Florida owned by the Company or certain wholly-owned or controlled affiliates (the “Subject Lands”), along with certain other assets and inventory and rights under certain continuing leases and contracts, to Purchaser for $565 million subject to adjustment as set forth in the Sale Agreement. The acreage to be included in the Subject Lands is subject to limited adjustments based on title and environmental diligence and casualty events between signing and closing.

The Subject Lands include substantially all of the Company’s land designated for forestry operations as well as other land (i) that is not utilized in the Company’s residential or commercial real estate segments or its resorts, leisure and leasing segment or (ii) that is not part of the Company’s current development plans. Following the consummation of the Transaction, the Company expects to continue to be the owner of approximately 184,000 acres of land concentrated primarily in Northwest Florida which includes land used or intended to be used in its real estate development operations.

In connection with the execution of the Sale Agreement, the Purchaser will deliver a deposit of $37.5 million (the “Deposit”). The balance of the purchase price is payable at closing in cash and/or in installment notes that will be fully secured by irrevocable letters of credit (the “Timber Notes”) as determined by the Company, in the Company’s sole discretion, at least 20 days prior to the closing.

The Sale Agreement contains terms and conditions customary to real estate purchase agreements, including representations, warranties and covenants regarding title matters, environmental conditions, and leases and other real estate related contracts. The Sale Agreement also requires the Company to conduct its business on the Subject Lands in the ordinary course, and not to engage in certain kinds of transactions, during the period between the execution of the Sale Agreement and the completion of the Transaction.

The closing of the Transaction is subject to a number of conditions, including: (i) approval of the Transaction by the Company’s shareholders, (ii) the expiration or termination of all waiting periods under regulatory law applicable to the Transaction and neither the Department of Justice nor the Federal Trade Commission having taken any action to enjoin or delay (for more than 90 days) the consummation of the Transaction, (iii) no injunction, restraining order or court or governmental authority restraining, prohibiting or conditioning the consummation of the Transaction; (iv) the Purchase Price not being reduced by more than $40 million as a result of any reduced acreage; (v) obtaining all governmental and other material consents, authorizations, registrations or approvals required in connection with the consummation of the Transaction; (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ix) compliance by the parties in all material respects with their respective obligations and covenants; (x) and the delivery of certain items as provided by the Sale Agreement, including title policies and letters of credit securing the Timber Notes complying with the terms of the Sale Agreement.

The Sale Agreement contains certain termination rights, including if the Transaction is not completed on or before January 31, 2014 (which date may be extended by the Company or Purchaser for a period not to exceed 90 days in the aggregate) or if the approval of the Company’s shareholders is not obtained. Upon termination of the Sale Agreement under certain circumstances, the Company may be required to pay the Purchaser certain fees and expenses, including: (i) a termination fee of approximately $21 million if: (a) in certain cases, the Company’s shareholders do not approve the Transaction, (b) the Company enters into a definitive transaction agreement providing for the consummation of the transaction contemplated by a Superior Proposal (as defined in the Sale Agreement), or (c) the Company’s Board makes a Recommendation Change (as defined in the Sale Agreement) or fails to recommend that the Company’s shareholders approve the Transaction, or (ii) the Purchaser’s transaction costs and expenses which in some cases are limited to $1.5 million. Except in certain limited cases as set forth in the Sale Agreement, the Company is required to return the Deposit to Purchaser if the Sale Agreement is terminated.

Pursuant to the Sale Agreement, the Purchaser has also agreed, subject to the terms and conditions contained in the Sale Agreement, to: (i) a 15-year restriction on development of approximately 318,636 acres of the Subject Lands identified by the Company, and (ii) grant the Company a 15-year right of first refusal with respect to the purchase, ground lease (for a term in excess of 20 years) or other transfer of 17,321 acres located on St James Island.

If the closing occurs, and subject to the terms, conditions and limitations set forth in the Sale Agreement, the Company has agreed to indemnify, defend and hold the Purchaser and its affiliates, representatives and agents harmless from certain losses, including those as a result or arising out of breaches of the Company’s representations, warranties, covenants or other agreements and, subject to certain exceptions, third-party personal injury or tort claims regarding the Company’s use, ownership and/or operation of the Subject Lands (or any party thereof) prior to the closing of the Transaction and claims arising from assumed contracts relating to any act or omission prior to such closing date.

In connection with the Sale Agreement, on November 6, 2013, Fairholme Funds, Inc., on behalf of The Fairholme Fund, owner of approximately 27% of the Company’s outstanding shares of common stock, entered into an irrevocable proxy (the “Irrevocable Proxy”) pursuant to which such shareholder has agreed to grant the Purchaser a proxy to vote to approve the Transaction.

The board of directors of the Company has approved the execution, delivery and performance of the Sale Agreement and recommends that the Company’s shareholders approve the adoption of the Sale Agreement. The Company has agreed not to (i) initiate, solicit, knowingly encourage (including by providing information), induce or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal (as defined in the Sale Agreement) or (ii) subject to certain exceptions, engage or participate in any discussions or negotiations or provide non-public information in connection with an actual or potential Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal.

The foregoing descriptions of the Sale Agreement, the Irrevocable Proxy and the Transaction do not purport to be complete and are qualified in their entirety by reference to the Sale Agreement, which is filed as Exhibit 10.53 hereto, and the Irrevocable Proxy, which is filed as Exhibit 10.54 hereto, both of which are incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Transaction, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”). The information contained in the preliminary filing will not be complete and may be changed. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the Transaction. The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Investor Relations, The St. Joe Company,133 South WaterSound Parkway, WaterSound, Florida 32413. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers and other members of the Company’s management and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on April 4, 2013 and the current report on Form 8-K filed with the SEC on October 3, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: Investor Relations, The St. Joe Company, 133 South WaterSound Parkway, WaterSound, Florida 32413. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the Transaction will be set forth in the preliminary and definitive proxy statement when filed with the SEC.

QUALIFICATION OF REPRESENTATIONS AND WARRANTIES

The Sale Agreement contains representations and warranties that the parties made to each other as of specific dates. Those representations and warranties were made solely for purposes of the Transaction and may be subject to important qualifications and limitations agreed to by the Company and the Purchaser in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company and the Purchaser rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

FORWARD-LOOKING STATEMENTS

Certain statements made in this document and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Forward-looking statements could be affected by the following factors, among others, related to the Transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the Sale Agreement or the failure to satisfy closing conditions; the ability to obtain regulatory approvals for the Transaction and the timing and conditions for such approvals; the ability to obtain Company shareholder approval of the Transaction; the risk that the anticipated benefits from the Transaction may not be realized, may take longer to realize than expected, or may cost more to achieve than expected; the Company’s ability to successfully and timely obtain land-use entitlements and construction financing, and address issues that arise in connection with the use and development of its land; disruption from the Transaction making it more difficult to maintain relationships with contractors, customers or employees, whether or not consummated; unexpected costs or unexpected liabilities that may arise from the Transaction, whether or not consummated; the inability to retain key personnel; and future regulatory or legislative actions or litigation that could adversely affect the Company. The forward-looking statements made herein are based on current expectations and speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the Company that may cause results to differ from express or implied expectations include, but are not limited to, those risk factors and other disclosure set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent Form 10-Qs and other filings with the SEC.

Item 7.01	Regulation FD Disclosure.

On November 7, 2013, the Company issued a press release announcing the Company’s entry into the Sale Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.53	Purchase and Sale Agreement dated November 6, 2013 by and between The St. Joe Company and AgReserves, Inc.

10.54	Irrevocable Proxy dated November 6, 2013 by Fairholme Funds, Inc., on behalf of The Fairholme Fund, in favor of AgReserves, Inc.

99.1	Press release issued by The St. Joe Company on November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date: November 7, 2013